Establishment and Designation of Series of Shares of Beneficial Interest $.01 Par Value Effective November 1, 2015

The Trustees of Harbor Funds a Delaware statutory trust (the “Trust”), acting pursuant to ARTICLE IV, Section 1 of the Trust’s Agreement and Declaration of Trust dated June 8, 1993 as amended from time to time (the “Declaration of Trust”), hereby divide the shares of beneficial interest of the Trust into separate series (each individually a “Fund” or collectively the “Funds”), each Fund hereby created having the following relative rights and preferences.

1.	The Funds shall be designated as follows:

DOMESTIC EQUITY	FIXED INCOME
Harbor Capital Appreciation Fund	Harbor Convertible Securities Fund
Harbor Mid Cap Growth Fund	Harbor High-Yield Bond Fund
Harbor Small Cap Growth Fund	Harbor Bond Fund
Harbor Small Cap Growth Opportunities Fund	Harbor Real Return Fund
Harbor Large Cap Value Fund
Harbor Mid Cap Value Fund	MONEY MARKET
Harbor Small Cap Value Fund	Harbor Money Market Fund

INTERNATIONAL AND GLOBAL EQUITY	TARGET RETIREMENT FUNDS
Harbor International Fund	Harbor Target Retirement Income Fund
Harbor Diversified International All Cap Fund	Harbor Target Retirement 2015 Fund
Harbor International Growth Fund	Harbor Target Retirement 2020 Fund
Harbor Global Growth Fund	Harbor Target Retirement 2025 Fund
Harbor Emerging Markets Equity Fund	Harbor Target Retirement 2030 Fund
Harbor Target Retirement 2035 Fund
STRATEGIC MARKETS	Harbor Target Retirement 2040 Fund
Harbor Commodity Real Return Strategy Fund	Harbor Target Retirement 2045 Fund
Harbor Unconstrained Bond Fund	Harbor Target Retirement 2050 Fund
Harbor Target Retirement 2055 Fund

2.

Each Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust’s registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, $.01 par value, of each Fund shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund. Shares of each Fund (except Harbor Commodity Real Return Strategy Fund, Harbor Unconstrained Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, and Harbor Money Market Fund) shall be divided into three classes of shares, which classes shall be designated as Institutional Class, Administrative Class and Investor Class. Shares of Harbor Commodity Real Return Strategy Fund, Harbor Unconstrained Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, and Harbor Money Market Fund shall be divided into two classes, which classes shall be designated as Institutional Class and Administrative Class. The proceeds of sales of shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund. Upon redemption of shareholder’s shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of a Fund, such shareholder shall be paid solely out of the property of such Fund.

3.	Shareholders of each Fund shall vote separately as a series on any matter except, consistent with the Investment Company Act of 1940, as amended (the “Act”), and the rules and the Trust’s registration

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statement thereunder, (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all series, in which case shareholders of the affected series shall vote separately, and (iii) ratification of the selection of auditors. In each case of such separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act or any successor rule as to a Fund, the applicable percentage (as specified in the Declaration of Trust, or the Act and the rules thereunder) of the shares of that Fund alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund entitled to vote on the matter is required.

4.

The shares of the Trust outstanding on the date set forth in the resolution of the Trustees establishing and designating the series of the Trust shall remain classified as shares of the Funds designated as Domestic Equity - Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, and Harbor Small Cap Value Fund; International and Global Equity - Harbor International Fund, Harbor Diversified International All Cap Fund, Harbor International Growth Fund, Harbor Global Growth Fund and Harbor Emerging Markets Equity Fund; Strategic Markets – Harbor Commodity Real Return Strategy Fund and Harbor Unconstrained Bond Fund; Fixed Income – Harbor Convertible Securities Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund and Harbor Real Return Fund; Money Market – Harbor Money Market Fund; and Target Retirement Funds – Harbor Target Retirement Income Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050 Fund, and Harbor Target Retirement 2055 Fund.

5.

The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, remain allocated among the Funds designated as Domestic Equity - Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Small Cap Growth Opportunities Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, and Harbor Small Cap Value Fund; International and Global Equity - Harbor International Fund, Harbor Diversified International All Cap Fund, Harbor International Growth Fund, Harbor Global Growth Fund and Harbor Emerging Markets Equity Fund; Strategic Markets – Harbor Commodity Real Return Strategy Fund and Harbor Unconstrained Bond Fund; Fixed Income – Harbor Convertible Securities Fund, Harbor High-Yield Bond Fund, Harbor Bond Fund and Harbor Real Return Fund; Money Market – Harbor Money Market Fund; and Target Retirement Funds – Harbor Target Retirement Income Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, Harbor Target Retirement 2050 Fund, and Harbor Target Retirement 2055 Fund and hereafter, the assets and liabilities of the Trust shall be allocated among the Funds designated in Paragraph 1 above, as set forth in ARTICLE IV, Section 4 of the Declaration of Trust, except as provided below:

(a)

Costs incurred by the Trust on behalf of a Fund in connection with the organization, registration and public offering of shares of such Fund shall be paid for by such Fund beginning with the month that such Fund commences or commended (as the case may be) operations.

(b)

The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on the basis of their relative average daily net assets except where allocation of direct expenses can otherwise fairly be made.

(c)	The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds.

6.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the relative rights and preferences of any such Fund, provided that such change shall not adversely affect the right of shareholders of a Fund.

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